Exhibit 99.1

The Metals Company Provides Q1 2023 Corporate Update

NEW YORK, May 11, 2023 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today provided a corporate update and financial results for the first quarter ending March 31, 2023.

Q1 2023 Financial Highlights

•	Net income and per share amount of $nil for the quarter ended March 31, 2023, after recording a gain on disposition of asset of approximately $14 million

•	Total cash of approximately $28.4 million at March 31, 2023

•	The Company believes that existing cash and liquidity will be sufficient to fund operations for at least the next twelve months

Gerard Barron, TMC Chairman and CEO, commented: “The first quarter of 2023 has progressed as we had hoped. At the March 2023 ISA session, member states made significant progress on key aspects of the regulatory text and reiterated their commitment to adopting final rules, regulations and procedures. I would like to thank the 167 member states (and the European Union) for their tremendous efforts both at these formal sessions and the intersessional work that is happening in between. I’m also pleased that we were able to sign a non-binding memorandum of understanding with Japan’s PAMCO to explore nodule processing at their existing facility, another example of our capital-light strategy to get into commercial production. We also entered into an agreement with Bechtel to support our subsidiary NORI’s planned application to the ISA for our NORI-D project. A lifecycle assessment (LCA) completed by Benchmark in March showed that critical battery metals from our first NORI-D project would outperform key land-based production routes across almost every impact category analysed. The two important areas not covered by Benchmark’s LCA – impact on marine biodiversity and ecosystem function – are being analyzed by our science partners based on the wealth of data we’ve gathered over the past decade.”

Operational Highlights

•	Extensive deep-sea environmental data submission to the International Seabed Authority: In March 2023, TMC announced that its wholly-owned subsidiary Nauru Ocean Resources Inc. (NORI) had begun the process of submitting data collected during 17 offshore resource definition and environmental baseline campaigns in the NORI-D exploration area to DeepData, an open database of contractor data managed by the International Seabed Authority (ISA). Collected using a suite of high-tech equipment, the dataset submitted to the ISA includes over 1,400 biological samples from extensive boxcore and multicore sampling, and over 8,000 images analysed for benthic megafauna captured by Remotely Operated Vehicles from two offshore campaigns. This first submission of benthic data will provide a significant expansion to the biological holdings contained within the ISA’s ‘DeepData’ platform by contributing over 270,000 occurrences.

•	Benchmark LCA of NORI Area D project: In March 2023, we announced that leading lithium-ion battery supply chain research firm, Benchmark Mineral Intelligence, had completed an independent third-party lifecycle assessment (LCA) of the environmental impacts of our NORI Area D Project, comparing the production of key energy transition metals (nickel, cobalt and copper) from the NORI Area D Project to key land-based production routes for the same metals. Benchmark’s LCA shows the NORI Area D Project model performed better in almost every impact category analysed than all the land-based routes chosen for comparison.

•	Consortium for ESG handbook for marine minerals: In February 2023, we announced that we had joined a broad international consortium to develop a handbook for Environmental, Social and Governance (ESG) disclosure in relation to marine minerals. The purpose of the guidance document is to enable evidence-based assessments of the ESG performance of marine mineral projects in the context of global standards. Marine minerals are emerging as a strong potential source to help meet growing metals demand. As with any extractive industry, consideration of ESG issues is key to ensuring transparent and responsible supply chains. The ESG handbook will provide guidance to address material topics related to marine mineral projects in the deep-sea environment using a standardized approach.

•	MoU with PAMCO to evaluate nodule processing at existing facility: In March 2023, we announced that we had entered into a non-binding memorandum of understanding (MoU) with Pacific Metals Co Ltd (PAMCO) of Japan, to evaluate the toll treatment of an initial quantity of 1.3 million tonnes of wet polymetallic nodules per year at PAMCO’s Hachinohe smelting facility starting in 2025.

•	Engagement with Bechtel Australia Pty Ltd: In March 2023, we announced that we entered into an agreement with Bechtel Australia Pty Ltd (Bechtel), a global leader in engineering, procurement and construction, to collect and compile the technical and economic studies prepared by various consultants required for NORI to lodge its application for an exploitation contract for its NORI Area D Project with the ISA.

•	Credit facility with Argentum Credit Virtuti GCV, parent of Allseas Investments S.A.: In March 2023, TMC entered into a $25 million unsecured credit facility agreement with Argentum Credit Virtuti GCV, the parent of Allseas Investments S.A., with a maturity date of May 21, 2024. The interest rate on the facility is the 6-month Secured Overnight Funding Rate (SOFR), 180-day average plus 4.0% per annum payable in cash semi-annually (or plus 5% if paid-in-kind at maturity, at TMC's election). The facility remains undrawn.

•	Strategic Partnership with LCR and Subsequent LCR Transactions: In February 2023, we announced a strategic partnership with Low Carbon Royalties (LCR) to further the shared interests of advancing clean energy production, storage and the electrification of the world’s economy. TMC and LCR have agreed to a purchase and sale agreement whereby LCR has acquired a 2.0% gross overriding royalty on TMC’s NORI project area in the Clarion Clipperton Zone of the Pacific Ocean (“NORI Royalty”). In consideration for the NORI Royalty, TMC received $5,000,000 cash and an initial 35.0% equity interest in LCR. TMC retains the right to repurchase up to 75% of the NORI royalty at a capped return. If both repurchase transactions are executed, the NORI Royalty will be reduced to 0.5%. In March 2023, LCR acquired additional gross overriding royalties on NG Energy’s natural gas fields in Latin America, bringing its total gross overriding royalty on the Maria Conchita block to 3.13%, and adding a 1.44% gross overriding royalty on the SINU-9 block. The royalty acquisitions were financed through the issuance of LCR common shares, thereby reducing the Company’s ownership in LCR to 32% from 35%. For more information, go to: http://www.lowcarbonroyalties.com/

Industry Update

•	The ISA completed what we believe was a productive March 2023 session and continues to work inter-sessionally to finalize regulations regarding exploitation of deep-sea minerals. At the session, all member states of the ISA reiterated their commitment to the adoption of final rules, regulations and procedures (Mining Code). The main item on the agenda of the ISA Council remains the negotiation of the Draft Regulations on Exploitation of Mineral Resources in the Area. During the session, the ISA Council confirmed it has the obligation to consider a plan of work for exploitation submitted after July 2023. We are aligned with the members of the ISA in that we do not want to submit an application for a work plan for exploitation and start commercial operations in the CCZ until final regulations are in place. We will continue to constructively support the negotiations. NORI, however, may exercise its legal rights under UNCLOS to lodge an application for a plan of work for exploitation before the final Mining Code is adopted and in place. The next ISA Council session is scheduled for July 2023. We expect that discussions will continue at this session on the approval process for an application for a plan of work for exploitation, if one is submitted before final regulations are in place. NORI is committed to submitting an application for a plan of work for exploitation only after we complete a quality comprehensive, science-driven environmental and social impact assessment.

Financial Results Overview

At March 31, 2023, TMC held cash of $28.4 million and held no debt. We believe that our cash on hand and borrowing availability under our recently signed credit facility with an affiliate of Allseas will be sufficient to meet our working capital and capital expenditure requirements for at least the next twelve months from today.

TMC reported net income of approximately $nil for the quarter ended March 31, 2023, compared to net loss of $21.1 million, or $0.09 per share, for the quarter ended March 31, 2022. The first quarter 2023 results include a gain of approximately $14 million on the sale of a 2% royalty on the NORI asset to Low Carbon Royalties. Exploration evaluation expenses during the quarter ended March 31, 2023 were $7.2 million compared to $7.4 million for the quarter ended March 31, 2022. General and administrative expenses were $6.2 million for the quarter ended March 31, 2023 compared to $8.5 million for the quarter ended March 31, 2022. The lower spending in the first quarter of 2023 reflect lower share-based compensation, as options with specific market capitalization vesting conditions were fully amortized in 2022, and lower spending on the PMTS as the collector test was completed in November 2022.

Conference Call

TMC will hold a conference call today at 4:30 p.m. ET to provide an update on recent corporate developments, first quarter financial results and upcoming milestones.

First Quarter 2023 Conference Call Details

Date:	Thursday, May 11, 2023
Time:	4:30 pm ET
Audio-only Dial in:	Register Here
Virtual webcast w/ slides:	Register Here

Please register with the links above at least ten minutes prior to the conference call. The virtual webcast will be available for replay in the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the clean energy transition with the least possible negative environmental and social impact and (2) accelerate the transition to a circular metal economy. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga. More information is available at www.metals.co.

Contacts

Media | media@metals.co
Investors | investors@metals.co

Forward Looking Statements

Certain statements made in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including related to TMC’s current expectations and projections related to its financial condition and business outlook, how long TMC’s cash and liquidity will fund operations, the adoption of final regulations by the ISA, including the timing and content thereof, TMC’s expectations with respect to filing an application for an exploitation contract or an application for a plan of work for exploitation with the ISA and the timing and content thereof and TMC’s system tests, including the timing thereof and the timing and content of environmental and operational assessments, the future financial outlook of LCR and TMC and their anticipated events or results and may include information regarding their proposed business, financial positions, growth plans, strategies, and information regarding their expectations of future results, performance, achievements, prospects or opportunities or the markets in which TMC and LCR operate or intend to operate. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside TMC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: TMC’s strategies and future financial performance; TMC’s ability to obtain exploitation contracts or approved plans of work for exploitation for its areas in the CCZ; regulatory uncertainties and the impact of government regulation and political instability on TMC’s resource activities; changes to any of the laws, rules, regulations or policies to which TMC is subject, including the terms of the final regulations from the ISA and the potential timing thereof; the impact of extensive and costly environmental requirements on TMC’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the CCZ and recovery rates of impacted ecosystems; TMC’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; TMC’s ability to successfully enter into binding agreements with each of Allseas and PAMCO; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that TMC may recover; risks associated with collective, development and processing operations, including with respect to the development of onshore processing capabilities and capacity and Allseas’ expected development efforts; TMC’s dependence on Allseas; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with TMC’s limited operating history; the impact of the COVID-19 pandemic; risks associated with TMC’s intellectual property; LCR’s limited operating history and other risks and uncertainties, including those under Item 1A “Risk Factors” in TMC’s Annual Report on Form 10-K for the year ended December 31, 2022, filed by TMC with the Securities and Exchange Commission (“SEC”) on March 27, 2023, and in TMC’s other future filings with the SEC. TMC cautions that the foregoing list of factors is not exclusive. TMC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TMC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.

TMC the metals company Inc.
Condensed Consolidated Balance Sheets (in thousands of US Dollars, except share amounts) (Unaudited)

	As at March 31, 2023	As at December 31, 2022
ASSETS
Current
Cash	$28,390	$46,842
Receivables and prepayments	3,230	2,760
	31,620	49,602
Non-current
Exploration contracts	42,900	43,150
Equipment	1,997	2,025
Investment	8,781	-
	53,678	45,175

TOTAL ASSETS	$85,298	$94,777

LIABILITIES
Current
Accounts payable and accrued liabilities	17,544	41,614
	17,544	41,614
Non-current
Deferred tax liability	10,675	10,675
Warrants liability	1,528	983
TOTAL LIABILITIES	$29,747	$53,272

EQUITY
Common shares (unlimited shares, no par value – issued: 280,618,285 (December 31, 2022 – 266,812,131))	345,090	332,882
Special Shares	-	-
Additional paid in capital	186,796	184,960
Accumulated other comprehensive loss	(1,216)	(1,216)
Deficit	(475,119)	(475,121)
TOTAL EQUITY	55,551	41,505

TOTAL LIABILITIES AND EQUITY	$85,298	$94,777

TMC the metals company Inc.
Condensed Consolidated Statements of Income/Loss and Comprehensive Income/Loss (in thousands of US Dollars, except share and per share amounts) (Unaudited)

	Three months ended March 31,	Three months ended March 31,
	2023	2022(1)
Operating expenses
Exploration and evaluation expenses	$7,169	$7,441
General and administrative expenses	6,214	8,466
Operating loss	13,383	15,907

Other items
Equity-accounted investment loss	219	-
Gain on disposition of asset	(13,750)	-
Interest expense/(income)	(454)	-
Change in fair value of private warrants liability	544	5,188
Foreign exchange loss	29	22
Fees and interest on credit facility	27	-

Net Loss (Income) and Comprehensive Loss (Income) for the period	$(2)	$21,117

Net Loss (Income) per share - basic and diluted	$-	$0.09

Weighted average number of common shares outstanding – basic	272,029,603	226,075,389
Weighted average number of common shares outstanding – diluted	300,376,133	226,075,389

(1) The comparative figures in exploration and evaluation expenses and general and administrative expenses have been adjusted to conform to the current period’s presentation.

TMC the metals company Inc.
Condensed Consolidated Statements of Cash Flows (in thousands of US Dollars) (Unaudited)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Cash resources provided by (used in)

Operating activities
Net Income (Loss) for the period	$2	$(21,117)
Items not affecting cash:
Equity-accounted investment loss	219	-
Gain on disposition of asset	(13,750)	-
Amortization	88	95
Expenses settled with share-based payments	1,775	6,393
Expenses to be settled with share-based payments	15	45
Change in fair value of warrants liability	545	5,188
Unrealized foreign exchange	(20)	(8)
Changes in working capital:
Receivables and prepayments	(469)	619
Accounts payable and accrued liabilities	(11,877)	(6,744)
Net cash used in operating activities	(23,472)	(15,529)

Investing activities
Acquisition of equipment	-	(210)
Cash received from investment in Low Carbon Royalties	5,000	-
Net cash provided by (used in) investing activities	5,000	(210)

Financing activities
Taxes withheld and paid on share-based compensation	-	(78)
Net cash used in financing activities	-	(78)

Decrease in cash	(18,472)	(15,817)
Impact of exchange rate changes on cash	20	(8)
Cash - beginning of period	46,842	84,873
Cash - end of period	$28,390	$69,048